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Exhibit 5.2

INTERNAL REVENUE SERVICE                              DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. Box 941
ATLANTA, GEORGIA 30370

                                                 Employer Identification Number:
Date: JUNE 16, 1993                                  56-0846267
                                                 File Folder Number:
                                                     560001364
INGLES MARKETS, INCORPORATED                     Person to Contact:
C\O ANNE W. TROTTER                                  TERRY BATES
6400 POWERS FERRY ROAD NW SUITE 224              Contact Telephone Number:
ATLANTA, GA 30339                                    (404) 331-0576
                                                 Plan Name:
                                                    INGLES MARKETS, INCORPORATED
                                                     PROFIT SHARING PLAN
                                                 Plan Number: 001

- --
Dear Applicant:

         We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

         Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401- 1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

         The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

         This determination letter is applicable for the amendment(s) adopted on 09/28/90 & 12/09/91.

         This determination letter is also applicable for the amendment(s) adopted on March 22, 1993.

         This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.





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                                      -2-
INGLES MARKETS, INCORPORATED



         If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                      Sincerely yours,


                                      /s/ PAUL WILLIAMS
                                      ------------------
                                      Paul Williams
                                      District Director

Enclosures:
Publication 794
PWBA 515
Addendum





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                                      -3-
INGLES MARKETS, INCORPORATED


         The scope of this determination letter does not extend to the plan's compliance with section 401(a)(31)